UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

XenoPort, Inc. (the “Company”) held its annual meeting of stockholders on May 11, 2011. The following is a brief description of each matter voted upon at the meeting and the number of votes cast with respect to each matter:

1. To elect the following three Class 3 directors to hold office until the 2014 annual meeting of stockholders and until his or her successor is duly elected and has qualified, or until his or her earlier death, resignation or removal:

Director Name	Shares Voted For	Voting Authority Withheld	Broker Non-Votes
Ronald W. Barrett, Ph.D.	22,552,382	1,013,367	5,719,165
Jeryl L. Hilleman	22,543,525	1,022,224	5,719,165
Wendell Wierenga, Ph.D.	22,527,363	1,038,386	5,719,165

The Company’s Class 1 directors, Dennis M. Fenton, Ph.D. and Catherine J. Friedman, will each continue to serve on the Board of Directors of the Company (the “Board”) until the 2012 annual meeting of stockholders and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal. The Company’s Class 2 directors, Paul L. Berns, John G. Freund, M.D. and William J. Rieflin, will each continue to serve on the Board until the 2013 annual meeting of stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders:

For	Against	Abstain	Broker Non-Votes
22,102,630	295,438	1,167,681	5,719,165

3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
11,478,042	1,254,352	9,766,366	1,066,989	5,719,165

4. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
28,539,173	46,874	698,867	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: May 13, 2011	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer